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                                                                EXHIBIT (h)(iii)

                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of December 1, 1999, by and among AMR INVESTMENT SERVICES TRUST, AMERICAN AADVANTAGE FUNDS AND AMERICAN AADVANTAGE MILEAGE FUNDS (the "Trusts), each acting on behalf of its portfolios or funds, as indicated on Schedule I hereto, as the same may from time to time be amended (each such portfolio or fund being hereafter referred to as a "Borrower" and collectively as the "Borrowers") and AMR INVESTMENT SERVICES INC. ("AMR").

         WHEREAS, each of the Borrowers is authorized to borrow money for temporary or emergency purposes to satisfy redemption requests; and


         WHEREAS, from time to time and on a discretionary basis, AMR would be willing to advance funds to the Borrowers for such purposes, on the terms and subject to the conditions set forth below;


         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:


1. DEFINITIONS. As used herein, the following terms shall have the following meanings:


         Agreement. This Credit Agreement, together with any exhibits and schedules hereto, as originally executed or as amended or supplemented from time to time.

         Business Day. Any day other than a Saturday, Sunday or legal holiday in Dallas, Texas and which is also a day on which the New York Stock Exchange is open for trading.

         Event of Default. As defined in Section 6.1 hereof.

         Base Rate. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York (as accessible through BLOOMBERG(R) under FEDL01 Index HP <Go>), or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by AMR from three federal funds brokers of recognized standing selected by AMR.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as indebtedness, including, without limitation, all debt for money borrowed and similar extensions of credit, whether direct or indirect.

         Loan or Loans. As defined in Section 2.1 hereof.

         Loan Request. As defined in Section 2.2(a) hereof.

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         Total Assets. As determined for each Borrower, all assets of such
Borrower classified as such on its books and records in accordance with the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

2.  CREDIT FACILITY.

         2.1. Credit Facility. Subject to the terms and conditions set forth in this Agreement and in its sole discretion, AMR may make loans ("Loans") to one or more Borrowers from time to time on any Business Day during the period from the date hereof to (but not including) the Termination Date, as may be requested by any such Borrower. Each Loan shall be in the principal amount stated in the applicable Loan Request, and shall be in a minimum amount of at least $100,000 and an integral multiple of $1,000.

         2.2. Notice and Manner of Borrowing. All Loans shall be requested and funded in accordance with the procedures set forth below:

                  (a) Loan Requests. Each request by a Borrower for a Loan hereunder shall be made by telephonic notice to AMR (a "Loan Request") prior to 11:00 a.m., Dallas time, on a Business Day. Each Loan Request shall be irrevocable and shall state the principal amount of the requested Loan and the name of the Borrower for which the Loan is being requested. Each Loan Request shall be made by a duly authorized representative of such Borrower and may be made electronically or by telephone, provided that each telephonic Loan Request shall be promptly confirmed to AMR in writing or by an electronic record acceptable to AMR.

                  (b) Funding the Loans. If, upon receipt of a Loan Request, AMR is willing to make a Loan to the requesting Borrower, AMR will do so by depositing or wiring the proceeds thereof, on the same day and in immediately available funds, to such custodial account of such Borrower as the Borrower shall have designated by notice to AMR.

         2.3. Loan Account. AMR will maintain a separate loan account on its books for each Borrower and will recorded on the appropriate loan account: (a) all Loans made by AMR to such Borrower, (b) all payments on such Loans made by such Borrower, and (c) all other charges and expenses properly chargeable to such Borrower hereunder. The debit balance of each loan account shall reflect the amount of the applicable Borrower's indebtedness from time to time to AMR hereunder and shall constitute evidence of such indebtedness.

         2.4. Repayment of Loans. Each Loan made hereunder shall be due and payable no later than thirty (30) days following the date on which the Loan is made, provided, however, that any Loan may be prepaid in accordance with Section
2.7. Only the relevant Borrower shall be liable for the payment of the principal amount of or any interest or other charges payable on or in connection with the Loans made to such Borrower (or to a Trust for the account of such Borrower).

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         2.5.  Interest.

                  (a) Interest Rate on Loans. The outstanding principal amount of each Loan shall bear interest until maturity at the Base Rate. Interest accrued on each Loan shall be paid by the applicable Borrower on the last day of each month and upon the maturity of such Loan.

                  (b) Overdue Principal and Interest. Overdue principal and (to the extent permitted by applicable law) interest on each Loan and all other overdue amounts payable hereunder shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent above the Base Rate until such amount is paid in full.

                  (c) Limitation on Interest. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the rate then permitted by applicable law.

         2.6.  Place and Mode of Payments; Computations.

                  (a) Each payment made or caused to be made by a Borrower to AMR under this Agreement shall be made directly to AMR at its principal offices in Dallas, Texas, or at such other address as AMR may specify by notice to the Borrowers from time to time, not later than 11:00 a.m., Dallas time, on the due date of each such payment, in immediately available and freely transferable funds.

                  (b) If any sum would, but for the provisions of this paragraph
(b), become due and payable to AMR by any Borrower on any day that is not a Business Day, then such sum shall become due and payable on the next succeeding Business Day, and interest payable to AMR under this Agreement shall be adjusted by AMR accordingly.

                  (c) All computations of interest and fees hereunder shall be made by AMR on the basis of a 360-day year and paid for the actual number of days elapsed.

                  (d) AMR will determine the Base Rate in effect from time to time. Any change in the Base Rate shall, for all purposes of this Agreement, become effective on, and from the beginning of, the day on which such change shall first be determined by AMR. AMR shall notify each Borrower having outstanding Loans of any change in the Base Rate.

                  (e) Each payment by a Borrower under this Agreement shall be made without set-off or counterclaim and free and clear of and without deduction or withholding of any kind.

         2.7.  Optional and Mandatory Prepayments.

                  (a) Each Borrower may prepay any outstanding Loan to it, in whole or in part, at any time and without charge or penalty, upon telephonic notice to AMR of its intention to repay such Loan prior to 2:00 p.m., Dallas time, on the date such prepayment is to be made.

                  (b) Upon each repayment or prepayment of any principal of any Loan pursuant to

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any of the provisions of this Agreement, the applicable Borrower shall pay to
AMR, and there shall become due and payable on the date of each such repayment or prepayment, all of the unpaid interest accrued to such date on the amount of the principal of the Loans being repaid or prepaid by such Borrower on such date. Whenever any interest on and any principal of the Loans are paid simultaneously hereunder, the whole amount paid shall be applied first to interest then due and payable.

        2.8. Use of Proceeds. The proceeds of each Loan shall be used by the applicable Borrower for temporary or emergency purposes to meet requests for shareholder redemptions.

        2.9. Discretionary Facility. It is acknowledged and agreed by each Borrower that AMR has no obligation to make any Loan hereunder, and that the decision whether or not to make any Loan requested by any Borrower is within the sole and exclusive discretion of AMR. AMR may terminate the credit facilities provided for herein either in whole or in part with respect to one or more Borrowers at any time by written notice to the affected Borrower(s).

3. EFFECTIVENESS AND TERM OF AGREEMENT; CONDITIONS PRECEDENT.

         3.1. Effectiveness of Agreement; Termination. This Agreement shall become effective upon the receipt by AMR of executed original counterparts of this Agreement, signed by AMR and each Borrower and shall remain in effect until terminated by AMR by at least thirty (30) days notice to the Borrowers, provided, however, that no such termination shall affect the obligations of any Borrower with respect to any outstanding Loan.

         3.2. Conditions of Loans. The willingness of AMR in its discretion to make any Loan to a Borrower shall be subject to the satisfaction, at or before the time each such Loan is made, of each of the following conditions precedent (unless and to the extent that satisfaction of such conditions precedent or any of them is waived by AMR):

                  (a) AMR shall have received a Loan Request from the applicable Borrower, as required by Section 2.2(a);

                  (b) the representations made by such Borrower hereunder are true and correct as of the date of such request and will be true and correct after giving effect to the requested Loan;

                  (c) no Event of Default shall have occurred and be continuing with respect to such Borrower; and

                  (d) the making of such Loan shall not contravene any law, regulation, decree or order binding on such Borrower or AMR.


4. REPRESENTATIONS AND WARRANTIES BY BORROWERS. Each Borrower, severally and not jointly, represents and warrants to AMR that, as of the date hereof and at the time of each Loan Request by such Borrower:

         4.1. Organization. The Trust of which such Borrower is a part is duly organized and

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validly existing as a business trust under the laws of its jurisdiction of organization.

         4.2. Authorization. The execution, delivery and performance by such Borrower of this Agreement and the borrowing of Loans for its account are within the powers of such Borrower, have been duly authorized by all necessary and proper action on the part of such Borrower, and do not and will not (i) violate or contravene any provision of such Borrower's charter documents or bylaws, or any amendment thereof; (ii) violate or contravene any provision of such Borrower's investment policies; (iii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under, any material agreement to which such Borrower is a party or by which such Borrower or any of its assets are bound; or (iv) violate or contravene any provision of any material law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority.

         4.3. Compliance with Borrowing Limits. The Loan requested by each Loan Request by such Borrower:


                  (a) Is permitted under the Borrower's investment policies;


                  (b) Will not, when made, cause the aggregate principal amount of all outstanding Loans to such Borrower to exceed 5%, or cause the aggregate principal amount of all outstanding Loans plus all other outstanding Indebtedness of such Borrower to exceed 10%, of the current market value of such Borrower Total Assets; and

                  (c) The proceeds of such Loan will be applied by such Borrower to meet shareholder redemptions.

5. REPRESENTATIONS AND WARRANTIES BY AMR. AMR represents and warrants to each of the Borrowers that:

         5.1. Organization. AMR is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization.

         5.2. Authorization. The execution, delivery and performance by such AMR of this Agreement and the making of the Loans to Borrowers as contemplated hereby are within the powers of AMR, have been duly authorized by all necessary and proper action on the part of AMR, and do not and will not (i) violate or contravene any provision of AMR's charter documents or bylaws, or any amendment thereof; (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under, any material agreement to which AMR is a party or by which AMR or any of its assets are bound; or (iii) violate or contravene any provision of any material law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority.

6. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default") shall occur:

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                  (a) if any Borrower shall fail to pay any principal of or
interest on any Loan to it when due and payable, and such failure shall continue for three Business Days;

                  (b) if any Borrower shall fail to perform, discharge, observe or comply with any other term, covenant and agreement contained herein, and such failure shall continue unremedied for 30 days after written notice of such failure has been given to such Borrower by AMR;

                  (c) if an representation or warranty of any Borrower contained in this Agreement shall prove to have been materially false or misleading when made;

                  (d) if any Borrower (or a Trust of which it is a portfolio or fund) makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as the mature or become due, or petitions or applies for the appointment of a trustee in bankruptcy or other custodian, liquidator or receiver for such Borrower or of any substantial part of its assets, or commences any case or other proceeding relating to such Borrower under any bankruptcy, reorganization, arrangement, insolvency, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or authorizes the foregoing; or

                  (e) if any such petition or application is filed or any such case or other proceeding is commenced against such Borrower (or Trust) and such Borrower (or Trust) indicates its approval thereof or consent thereto, or an order for relief or appointing any such trustee in bankruptcy or other custodian, liquidator or receiver is entered adjudicating such Borrower (or Trust) bankrupt or insolvent, or approving a petition in any such case or other proceeding, and such order remains unstayed and in effect for more than 60 days;

then, in such event and without notice or demand by AMR, all outstanding Loans to such Borrower, all interest thereon and all other amounts payable by such Borrower under this Agreement shall become and be due and payable without presentment, demand, protest or notice, all of which are expressly waived by such Borrower. If any Event of Default shall have occurred and be continuing, AMR may proceed to protect or enforce its rights against such Borrower by suit in equity, action at law or other appropriate proceeding, and may proceed to enforce the payment of all amounts that shall have become due. No remedy conferred upon AMR herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or existing at law or in equity.

7. NOTICES. Except as otherwise expressly provided in this Agreement, all notices, demands and other communications made or required to be given pursuant to this agreement shall be in writing and shall be delivered to the principal offices of the recipient, addressed to the attention of such person or persons as the recipient may specify from time to time.

8. Governing Law; Miscellaneous. This Agreement shall be deemed to be a contract under the laws of the State of Texas and shall for all purposes be construed in accordance with and governed by the laws of such State. The rights and remedies herein expressed are cumulative and not exclusive of any other rights that AMR or any Borrower as the case may be, would otherwise have. The captions in this Agreement are for convenience of reference only and shall

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not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

9. Severability. If any of the provisions of this Agreement or the application thereof to any party is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof or the application thereof to any other party hereto or to any other person or entity or circumstance.

10. Entire Agreement, AMENDMENTS, Etc. This Agreement constitutes the entire understanding of the parties with respect to the transactions contemplated hereby. Any consent or approval required or permitted by this Agreement to be given by AMR may be given, and any term of this Agreement may be amended, and the performance or observance by any Borrower of any terms of this Agreement or the continuance of any Event or Default by such Borrower, or any condition or term hereof, may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of such Borrower and AMR. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of AMR in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand on any Borrower shall entitle such Borrower to other or further notice in similar or other circumstances.

11. WAIVER OF JURY TRIAL. AMR AND EACH BORROWER AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCESSOR SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT.

12. OBLIGATIONS SEVERAL; BUSINESS TRUSTS. AMR acknowledges that the Obligations of each Borrower hereunder are several and that AMR shall have no recourse against any Borrower for the payment or performance of the Obligations of any other Borrower. AMR acknowledges that the Trusts are business trusts organized under the laws of the Commonwealth of Massachusetts and that the trustees of each Trust are entering into this Agreement as trustees and not personally. AMR agrees that neither the officers, trustees nor shareholders of the Borrowers shall be personally liable for any obligation, loss, claim, expense, fee or other charge arising hereunder.

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         IN WITNESS WHEREOF, each Trust, acting for and on behalf of each of its
Borrower portfolios or funds, and AMR have caused this Agreement to be duly executed as an instrument under seal by its duly authorized representatives as of the date first above written.


                                               AMR INVESTMENT SERVICES TRUST
                                               AMERICAN AADVANTAGE FUNDS
                                               AMERICAN AADVANTAGE MILAGE FUNDS
                                                For and on behalf of each
                                                Borrower listed on Schedule I
                                                hereto

                                               By:
                                                   ----------------------------

                                               Title:
                                                     --------------------------


                                               AMR INVESTMENT SERVICES INC.


                                               By:
                                                  -----------------------------

                                               Title:
                                                     --------------------------



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                                                                      SCHEDULE I


                                    BORROWERS



Investment Company                  Portfolio or Fund
------------------                  -----------------
AMR INVESTMENT SERVICES TRUST
                                    Balanced Portfolio
                                    Large Cap Value Portfolio
                                    Small Cap Value Portfolio
                                    International Equity Portfolio

AMERICAN AADVANTAGE FUNDS
                                    American AAdvantage Balanced Fund
                                    American AAdvantage Large Cap Value Fund
                                    American AAdvantage Small Cap Value Fund
                                    American AAdvantage International Equity Fund

AMERICAN AADVANTAGE MILEAGE FUNDS
                                    American AAdvantage Balanced Mileage Fund
                                    American AAdvantage Large Cap Value Mileage Fund
                                    American AAdvantage Small Cap Value Mileage Fund
                                    American AAdvantage International Equity Mileage Fund